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                                                                 EXHIBIT h(4)(i)

                           THIRD AMENDED AND RESTATED
                          EXPENSE LIMITATION AGREEMENT
                                       FOR
                                  E*TRADE FUNDS

       THIRD AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT, effective as of April 29, 2004 by and between E*TRADE Asset Management, Inc. ("ETAM") and E*TRADE Funds ("Trust"), on behalf of each series or class of the Trust set forth in Schedules A-1 and A-2, as such Schedules may be amended from time to time (each series and class is hereinafter referred to as the "Fund" and "Class," respectively).

       WHEREAS, the Trust is a Delaware statutory trust organized under a Declaration of Trust ("Declaration of Trust"), and is registered under the Investment Company Act of 1940, as amended ("1940 Act"), as an open-end management company of the series type, and each Fund is a series of the Trust;

       WHEREAS, the Trust and ETAM have entered into an Investment Advisory Agreement on behalf of each Fund ("Advisory Agreement"), pursuant to which ETAM provides advisory services to each Fund for compensation based on the value of the average daily net assets of each Fund;

       WHEREAS, the Trust and ETAM have entered into a Fourth Amended and Restated Administrative Services Agreement on behalf of each Fund ("Administrative Agreement"), pursuant to which ETAM provides administrative services to each Fund for compensation based on the value of the average daily net assets of each Fund or Class as set forth in the Administrative Agreement;

       WHEREAS, the Trust, ETAM and E*TRADE Securities LLC have entered into an Amended and Restated Shareholder Services Agreement on behalf of each Fund listed on Schedule A-1 and a Shareholder Services Agreement on behalf of each Fund listed on Schedule A-2 (collectively, the "Shareholder Services Agreements"), pursuant to which ETAM and E*TRADE Securities LLC provide shareholder services to each Fund or Class for compensation based on the value of the average daily net assets of each Fund or Class as set forth in the Shareholder Services Agreements;

       WHEREAS, the Trust and ETAM have entered into a Second Amended and Restated Expense Limitation Agreement effective August 19, 2003, and an Amendment No. 1 to the Second Amended and Restated Expense Limitation Agreement that was approved by the Board of Trustees of the Funds on November 21, 2003 on behalf of each Fund listed on Schedules A-1 and A-2 thereto (referred herein as "Expense Limitation Agreement"), in order to maintain the expenses of each Fund or Class at a level below the level to which that Fund or Class would be subject during the period covering the duration of the Expense Limitation Agreements ("Transition Period") and in order to maintain each Fund's or Class' expense ratio at the Maximum Annual Operating Expense Limit (as hereinafter defined) specified for each Fund or Class in Schedules A-1 or A-2 thereto;

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       WHEREAS, each party has determined that it is appropriate and in the best interests of each Fund or Class and its shareholders to amend and restate the Expense Limitation Agreement in its entirety in order to reflect: (1) the consolidation into a single new agreement of the provisions in the Second
Amended and Restated Expense Limitation Agreement and Amendment No. 1 to the Second Amended and Restated Expense Limitation Agreement; (2) the new term of the Expense Limitation Agreement for each of the Funds listed in Schedule A-2, as specified below; and (3) the new Maximum Annual Operating Expense Limit (as defined below) for each Fund listed in Schedule A-2.

       NOW, THEREFORE, BE IT RESOLVED, that the parties hereto agree that the Expense Limitation Agreement is hereby amended and restated in its entirety as of the date listed above as follows:

I.     EXPENSE LIMITATION.

       1.1. APPLICABLE EXPENSE LIMIT. To the extent that the aggregate expenses of every character incurred by each Fund or Class during the Transition Period, including but not limited to administrative services fees and advisory services fees of ETAM and fees and expenses of E*TRADE Securities under any Distribution Plan (but specifically excluding all interest, taxes, brokerage commissions, other expenditures that are capitalized in accordance with generally accepted accounting principles, annual account maintenance fees that may be collected by the Trust or any Fund and payable to ETAM for any shareholder account that fails to maintain the required account minimum amount (as specified in the prospectus for each Fund), and extraordinary fees and expenses not incurred in the ordinary course of each Fund's business) ("Fund Operating Expenses"), exceed the Maximum Annual Operating Expense Limit, as defined in Section 1.2 below, such excess amount ("Excess Amount") shall be the liability of ETAM.

       1.2. MAXIMUM ANNUAL OPERATING EXPENSE LIMIT. The Maximum Annual Operating Expense Limit with respect to each Fund or Class shall be the amount specified in Schedule A-1 or Schedule A-2 based on a percentage of the average daily net assets of each Fund or Class.

       1.3. METHOD OF COMPUTATION. To determine ETAM's liability with respect to the Excess Amount, each month the Fund Operating Expenses for each Fund or Class shall be annualized as of the last day of the month. If the annualized Fund Operating Expenses for any month of any Fund or Class exceed the Maximum Annual Operating Expense Limit of that Fund or Class, ETAM shall first waive or reduce its advisory fees, administrative services fees and shareholder services fees (except for the amount of any annual account maintenance fee that may be due and payable to ETAM) for such month by an amount sufficient to reduce the annualized Fund Operating Expenses to an amount no higher than the Maximum Annual Operating Expense Limit. If the amount of the waived or reduced advisory fees, administrative services fees and shareholder services fees (other than any account maintenance fees that may be collected by the Trust or any Fund and payable to ETAM) for any such month is insufficient to pay the Excess Amount, ETAM shall promptly remit to the appropriate Fund or Funds or Class or Classes each month an amount that, together with the waived or reduced advisory fees, administrative services fees and shareholder services fees, is sufficient to pay such Excess Amount on a monthly basis.

                                        2
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       1.4.   YEAR-END ADJUSTMENT. If necessary, on or before the last day of the first month of each fiscal year, an adjustment payment shall be made by the appropriate party in order that the amount of the advisory fees, administrative services fees and shareholder services fees waived or reduced and other payments remitted by ETAM to each Fund or Funds or Class or Classes with respect to the previous fiscal year shall equal the Excess Amount.

II.    REIMBURSEMENT OF FEE WAIVERS AND EXPENSE REIMBURSEMENTS.

       2.1. REIMBURSEMENT. If during the Transition Period the Advisory Agreement, Administrative Agreement and Shareholder Servicing Agreement are still in effect and the estimated aggregate Fund Operating Expenses of any Fund or Class for the fiscal year are less than the Maximum Annual Operating Expense Limit for that year, subject to quarterly approval by the Trust's Board of Trustees as provided in Section 2.2 below, ETAM shall be entitled to reimbursement by that Fund or Class, in whole or in part as provided below, of any and all advisory fees, administrative services fees and shareholder services fees waived or reduced and other payments remitted by ETAM to the Fund or Class, pursuant to Section 1 hereof. The total amount of reimbursement to which ETAM may be entitled ("Reimbursement Amount") shall equal, at any time, the sum of all advisory fees, administrative services fees and shareholder services fees previously waived or reduced by ETAM and all other payments remitted by ETAM to the Fund or Class, pursuant to Section 1 hereof, during any of the previous three (3) fiscal years, less any reimbursement previously paid by the Fund to ETAM, pursuant to Sections 2.2 or 2.3 hereof, with respect to such waivers, reductions, and payments. The Reimbursement Amount shall not include any additional charges or fees whatsoever, including, E.G., interest accruable on the Reimbursement Amount.

       2.2. BOARD APPROVAL. No reimbursement shall be paid to ETAM with respect to any Fund or Class pursuant to this provision in any fiscal quarter, unless the Trust's Board of Trustees has determined that the payment of such reimbursement is in the best interests of that Fund or Class and its shareholders. The Trust's Board of Trustees shall determine quarterly in advance whether any reimbursement may be paid to ETAM with respect to any Fund or Class in such quarter.

       2.3. METHOD OF COMPUTATION. To determine the amount of any payment by a Fund or Class, if any, to reimburse ETAM for the Reimbursement Amount, each month the Fund Operating Expenses of that Fund or Class shall be annualized as of the last day of the month. If the annualized Fund Operating Expenses of the Fund or Class for any month are less than the Maximum Annual Operating Expense Limit of that Fund or Class, the Fund or Class, only with the prior approval of the Trust's Board of Trustees, shall pay to ETAM an amount sufficient to increase the annualized Fund Operating Expenses of that Fund or Class to an amount no greater than the Maximum Annual Operating Expense Limit of the Fund or Class, provided that such amount paid to ETAM will in no event exceed the total Reimbursement Amount.

       2.4. YEAR-END ADJUSTMENT. If necessary, on or before the last day of the first month of each fiscal year of the Transition Period, an adjustment payment shall be made by the appropriate party in order that the actual Fund Operating Expenses of each Fund or Class for the prior fiscal year (including any reimbursement payments hereunder with respect to such fiscal year) do not exceed the Maximum Annual Operating Expense Limit.

                                        3
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III.   TERM AND TERMINATION OF AGREEMENT.

       3.1 TERM. This Agreement with respect to each Fund or Class listed in Schedule A-1 shall continue in effect through December 31, 2004 and with respect to each Fund or Class listed in Schedule A-2 shall continue in effect through April 30, 2005. Thereafter, the Agreement shall thereafter continue in effect with respect to each Fund or Class from year to year provided such continuance is specifically approved by a majority of the Trustees of the Trust who (1) are not "interested persons" of the Trust or any other party to this Agreement, as defined in the 1940 Act, and (2) have no direct or indirect financial interest in the operation of this Agreement ("Non-Interested Trustees").

       3.2 TERMINATION. Nevertheless, this Agreement may be terminated by either party hereto, without payment of any penalty, upon ninety (90) days' prior written notice to the other party at its principal place of business; provided that, in the case of termination by the Trust, such action shall be authorized by resolution of a majority of the Non-Interested Trustees of the Trust or by a vote of a majority of the outstanding voting securities of the Fund or Class.

IV.    MISCELLANEOUS.

       4.1. CAPTIONS. The captions in this Agreement are included for convenience of reference only and in no other way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

       4.2. INTERPRETATION. Nothing herein contained shall be deemed to require the Trust or any Fund or Class to take any action contrary to the Trust's Trust Instrument or By-Laws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Trust's Board of Trustees of its responsibility for and control of the conduct of the affairs of the Trust or any Fund or Class.

       4.3. DEFINITIONS. Any question of interpretation of any term or provision of this Agreement, including but not limited to the advisory services fee or administrative services fee, the computations of net asset values, and the allocation of expenses, having a counterpart in or otherwise derived from the terms and provisions of the Advisory Agreement, Administrative Agreement, Shareholder Servicing Agreement or the 1940 Act, shall have the same meaning as and be resolved by reference to such Advisory Agreement, Administrative Agreement, Shareholder Servicing Agreement or the 1940 Act.

       IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized, as of the day and year first above written.

                                        4
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                                  E*TRADE  FUNDS,  on behalf of each Fund or
                                  Class  listed on Schedule A-1 and Schedule A-2

                                  By:
                                      ------------------------------------------
                                  Name:
                                  Title:
                                         ---------------------------------------


                                  E*TRADE ASSET MANAGEMENT, INC.

                                  By:
                                      ------------------------------------------
                                  Name:
                                  Title:
                                         ---------------------------------------

                                        5
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                                  SCHEDULE A-1
                                     TO THE
                           THIRD AMENDED AND RESTATED
                          EXPENSE LIMITATION AGREEMENT

                     MAXIMUM ANNUAL OPERATING EXPENSE LIMITS

This Agreement relates to the following Funds or Classes of the Trust:

                                                            MAXIMUM ANNUAL
                                                       OPERATING EXPENSE LIMIT
                                                     (AS A PERCENTAGE OF AVERAGE
       NAME OF FUND OR CLASS                              DAILY NET ASSETS)
       ---------------------                         ---------------------------
       E*TRADE California Money Market Fund

             Sweep Class                                       0.85%

       E*TRADE Government Money Market Fund

             Sweep Class                                       1.05%

       E*TRADE Money Market Fund

             Institutional Class                               0.20%

             Premier Class                                     0.45%

             Sweep Class                                       1.05%

       E*TRADE Municipal Money Market Fund

             Premier Class                                     0.45%

             Sweep Class                                       0.94%

       E*TRADE New York Money Market Fund

             Sweep Class                                       0.90%

       E*TRADE Bond Fund                                       0.65%

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                              AMENDED SCHEDULE A-2
                                     TO THE
                           THIRD AMENDED AND RESTATED
                          EXPENSE LIMITATION AGREEMENT

                     MAXIMUM ANNUAL OPERATING EXPENSE LIMITS

This Agreement relates to the following Fund(s) of the Trust:

                                                            MAXIMUM ANNUAL
                                                       OPERATING EXPENSE LIMIT
                                                     (AS A PERCENTAGE OF AVERAGE
NAME OF FUND                                              DAILY NET ASSETS)
------------                                         ---------------------------
E*TRADE Asset Allocation Fund                                  0.50%

E*TRADE International Index Fund                               0.34%

E*TRADE Russell 2000 Index Fund                                0.26%

E*TRADE S&P 500 Index Fund                                     0.14%

E*TRADE Technology Index Fund                                  0.60%